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                                ARTICLES OF AMENDMENT
                                          TO
                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                          MAIRS AND POWER INCOME FUND, INC.


     Mairs and Power Income Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "corporation"), in accordance with the provisions of Minnesota Statutes, Section 302A.139, hereby certifies as follows:

     1.   The name of the corporation is Mairs and Power Income Fund, Inc.

     2. Article I of the Amended and Restated Articles of Incorporation of the corporation is hereby amended to read in its entirety as follows:


                                      ARTICLE I

     The name of this corporation shall be MAIRS AND POWER BALANCED FUND, INC.


     3. The amendment of the Amended and Restated Articles of Incorporation of the corporation has been duly adopted by the Board of Directors and the shareholders pursuant to the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A.

     IN WITNESS WHEREOF, these Articles of Amendment of Mairs and Power Income Fund, Inc. are hereby executed on behalf of the corporation this 23rd day of May, 1997.

                                        MAIRS AND POWER INCOME FUND, INC.


                                        By /s/ William B. Frels
                                           -------------------------------------
                                           Its President
                                               ---------------------------------